anavex LIFE SCIENCES Corp

UNSECURED PROMISSORY NOTE

Principal Amount: **US$799,389.00** April 20, 2012

Lender: Georgia Georgopoulou

Amount of Loan: $799,389

Term of Loan: 60 days.

Interest Rate: 12% annual simple interest.

FOR VALUE RECEIVED, We, the undersigned, Anavex Life Sciences Corp., promise to pay to the order of Georgia Georgopoulou the sum of Seven Hundred and Ninety-Nine Thousand, Three Hundred and Eighty-Nine Dollars ($799,389), plus accrued interest at a rate of 12% from April 20, 2012 on or before June 19, 2012.

This note is comprised of a rollover of the $250,000 par value Note issued November 1, 2011 maturing January 30, 2012 bearing an interest rate of 8% and includes the accrued interest of $9,389 issued to Georgia Georgopoulou (the "$250,000 Note") as well as consideration for payment by Georgia Georgopoulou of a $500,000 par value Convertible Debenture issued by Anavex Life Sciences Corp. May 3, 2011 maturing April 19, 2012 to Perecom Invest PTE Ltd. bearing an interest rate of 8% and includes the accrued interest of $40,000 , (the "Perecom Debenture"). Georgia Georgopoulou warrants and represents that she has paid the Perecom Debenture in full.

This note will be valid upon receipt by Anavex Life Sciences Corp. of a release from the holder of the Perecom Debenture.

/s/ Georgia Georgopoulou

Georgia Georgopoulou

Per: /s/ Harvey Lalach

Harvey Lalach, President

Anavex Life Sciences Corp.